UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jerome T. Walker
Effective as of April 10, 2014, the Board of Directors ("Board") of MFRI, Inc. ("Company") increased the size of the Board of Directors from eight (8) to nine (9) and appointed Jerome T. Walker to the Board of Directors. Mr. Walker has not been appointed to any committees at this time.
Since September 2012, Mr. Walker, age 50, has been Executive Vice President of Global Solutions at Dresser-Rand Group Inc. ("Dresser-Rand"). From January 2009 to September 2012, Mr. Walker served as Dresser-Rand’s Vice President and General Manager, Americas and Asia Pacific Operations. Prior to joining Dresser-Rand, Mr. Walker held various senior leadership roles at Honeywell International, a diversified technology and manufacturing company, between 1993 and 2008, including Vice President of Global Operations, Vice President and General Manager of Honeywell’s Europe, Middle East and Africa industrial business unit, Vice President of Sales, Vice President of Business Development and Director of Marketing. Mr. Walker started his career in operations at the BP p.l.c. (formerly Amoco Corporation) Whiting Refinery outside Chicago and also worked in Product Marketing at Emerson Electric.
Mr. Walker received his Bachelor of Science degree in Chemical Engineering from The University of Notre Dame, and his Master of Business Administration degree from Northwestern University Kellogg Graduate School of Management.
As an Independent Director, Mr. Walker will receive the same compensation as other Independent Directors, which is described in the section entitled “Corporate Governance and Board of Directors” in the Company’s Proxy Statement filed with the Securities and Exchange Commission ("SEC") on June 6, 2013. In addition, Independent Directors receive a deferred stock award equal in value to $30,000 annually.
The Company entered into an Indemnification Agreement with Mr. Walker in substantially the same form that the Company has entered into with its other Directors. The form of the Indemnification Agreement was filed as Exhibit 10(d) to the Company’s Form 10-K for the year ended January 31, 2006, filed with the SEC on May 15, 2006.

Departure of Arnold F. Brookstone and Stephen B. Schwartz
On April 10, 2014, Arnold F. Brookstone and Stephen B. Schwartz advised the Board that they do not wish to stand for re-election as directors at the Corporation’s 2014 annual meeting. The Board adopted a resolution on April 10, 2014 to decrease the number of directors from nine to seven, effective at the Corporation’s 2014 annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 15, 2014	MFRI, INC. (Registrant) By: /s/ Karl J. Schmidt
Karl J. Schmidt
Vice President and Chief Financial Officer